UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2015

Date of Report (Date of earliest event reported)

SANTA FE PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	333-173302	99-0362658
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

4011 West Plano Parkway, Suite 126

Plano, TX 75093

Tel. 888-870-7060

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) (1)	On January 9, 2015, Tom Griffin resigned as a director and as Chief Executive Officer and President of the registrant. Mr. Griffin resigned as part of a plan to recapitalize and infuse operating assets in to the registrant.

(b)	See Item (a)(1) regarding the resignation of Mr. Griffin as Chief Executive Officer and President of the registrant.
(c)	On January 8, 2015, the registrant’s board of directors appointed Carl Karnes and Edward Wachendorfer as directors of the registrant.

Upon the resignation of Mr. Griffin as Chief Executive Officer of the registrant, the board of directors named Carl Karnes as Chief Executive Officer of the registrant.

Mr. Karnes, age 53, has been a managing partner in the private equity firm B4 Ventures since 1999. B4 Ventures manages private holdings for its limited partners. Mr. Karnes also holds a real estate license in the State of Texas and since 2004 has acted as a real estate agent through True Realty Services, Inc., a real estate broker and real estate investment counselor based in McKinney, Texas. Mr. Karnes graduated from Oklahoma State University majoring in finance and economics.

(d)	With respect to the appointment of Messrs. Karnes and Wachendorfer as directors, see Item (c) herein.

Mr. Wachendorfer, age 52, has practiced law in Texas since 1988, focusing on oil and gas, commercial transactions and commercial litigation. In September 2009 he formed Axar Energy Group, Inc. to engage in oil and gas exploration. In June 2010 he became a director and Vice President of that enterprise and in August 2011 became its President. In July 2010, Mr. Wachendorfer formed Rockbridge Energy Company which invests in oil and gas royalties. Mr. Wachendorfer has been that enterprises’s director and president since its formation. Mr. Wachendorfer received his BBA from the University of Oklahoma, his JD degree from Pepperdine University and was awarded an LLM in taxation from Southern Methodist University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTA FE PETROLEUM INC.

Date: January 20, 2015

By: /s/ Carl Kearnes

Name: Carl Kearnes

Title: Chief Executive Officer